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                                                                EXHIBIT 99(a)(3)

               NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT


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If you previously elected to accept WorldGate Communications, Inc.'s offer to exchange options, and you would like to change your election and reject this offer, you must sign this Notice and return it to Jamie Press before midnight (Philadelphia time), on July 23, 2001, unless the offer is extended.

If you have questions, please contact Jamie Press at (215) 354-5186.

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To WorldGate Communications, Inc.:

I have received a copy of the Exchange Offer (dated June 25, 2001), the cover letter and the Questions and Answers containing a summary of terms of the Exchange Offer, and an Election Form. I signed and returned the Election Form, in which I elected to accept your offer to exchange options. I now wish to change that election and reject your offer to exchange options. I understand that by signing this Notice and delivering it to Jamie Press before midnight (Philadelphia time) on July 23, 2001 (or if you extend the deadline to exchange options, before the extended expiration date of the offer), I am withdrawing my acceptance of the offer and rejecting the offer to exchange options instead.

By rejecting the offer to exchange options, I understand that I will not receive any Replacement Options and I will keep the Eligible Options. These options will continue to be governed by the stock option plan under which they were granted and existing option agreements between WorldGate Communications, Inc. and me.

I have completed and signed the following exactly as my name appears on my original Election Form.

I do not accept the offer to exchange options.


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